                                                                    Exhibit 23.6



                               CONSENT OF EXPERT


To The MONY Group Inc:

         I hereby consent to the inclusion in the Registration Statement on Form S-1 of The MONY Group Inc., as it may be amended, as well as in the Prospectus which forms a part of the Registration Statement, to my actuarial opinion dated August 14, 1998 and to the use of my name under the caption "Experts."

                                   /s/ Phillip A. Eisenberg, F.S.A., M.A.A.A.


October 27th, 1998